Exhibit 10.2

The undersigned lessor, Thomas S. Cassell and Frank P. Cassell, and lessee, Convention All Services, Inc., hereby acknowledge that they entered into a written lease dated May 13, 1994, for the lease of the real estate commonly known as 205 Fairbanks Street, Addison, Illinois, and legally described as follows:

Lot 15 in Fullerton Center Resubdivision, being a resubdivision of Lots 28 to 41 inclusive, in Addison Industrial Park, a subdivision of part of Section 29, Township 40 North, Range 11 East of the Third Principal Meridian, according to the plat of said resubdivision recorded September 5, 1972 as Document No. R72-53033 in DuPage County, Illinois.

Permanent Tax Index Number: 03-29-301-020

Address: 205 Fairbanks Street, Addison, Illinois 60101

The terms of said lease are as follows:

1. Lease executed May 13, 1994.

2. Name and address of lessor: Thomas S. Cassell and Frank P. Cassell, P. O. Box 156, Lombard, Illinois 60148.

3. Name and address of lessee: Convention All Services, Inc., 205 Fairbanks Street, Addison, Illinois 60101.

4. Description of leased premises: 10,000 square foot industrial building.

5. Term of lease: 25 years to commence June 1, 1994 and terminate May 31, 2019.

6. Lease costs: Lessee is responsible for all utilities, insurance, real estate taxes and repairs in addition to rent.

7. Option: None.

In witness whereof, the parties have executed this Memorandum of Lease this 13th day of May, 1994.

Lessor:		Lessee:
Convention All Services, Inc.
/s/ Thomas S. Cassell 6-1-94	By:	/s/ Thomas S. Cassell 6-1-94
Thomas S. Cassell		Thomas S. Cassell, its president

/s/ Frank P. Cassell 6-1-94		/s/ Frank P. Cassell 6-1-94
Frank P. Cassell		attest: Frank P. Cassell, secretary

Subscribed and Sworn to before me, the undersigned notary public, by each of the above, this 13th day of May, 1994.

/s/ James J. Riebaudt notary public

prepared by:
Michael Bercos
4 West Central Blvd.
Villa Park, IL 60181